Filed Pursuant to Rule 424(b)(5)
Registration No. 333-289490
The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MAY 19, 2026
PRELIMINARY PROSPECTUS SUPPLEMENT
(To prospectus dated August 11, 2025)
$500,000,000

VIAVI SOLUTIONS INC.
Common Stock
We are offering shares of our common stock with an aggregate public offering price of $500 million pursuant to this prospectus supplement and the accompanying prospectus. Our common stock is traded on the Nasdaq Global Select Market under the symbol “VIAV”. The closing price of our common stock on May 18, 2026 was $49.75 per share.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	For additional information regarding underwriting compensation, see “Underwriting.”
We have granted the underwriters an option to purchase additional shares of our common stock with an aggregate public offering price of up to $75,000,000 at the public offering price, within 30 days from the date of this prospectus supplement.
INVESTING IN OUR COMMON STOCK INVOLVES SIGNIFICANT RISKS AND UNCERTAINTIES. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERRED TO UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE S-3 OF THIS PROSPECTUS SUPPLEMENT, AS WELL AS THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE MAKING A DECISION TO INVEST IN OUR COMMON STOCK.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares of common stock against payment on or about    , 2026.

Stifel	Needham & Company

UBS Investment Bank
The date of this prospectus supplement is     , 2026

Prospectus supplement
Prospectus
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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this automatic shelf registration process, we may offer shares of our common stock from time to time under this prospectus supplement and on terms to be determined by market conditions at the time of the offering. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation By Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference, on the other hand, you should rely on the information in this prospectus supplement. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined.
We have not, and the underwriters have not, authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We take, and the underwriters take, no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither this prospectus supplement nor the accompanying prospectus nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus or any authorized free writing prospectus is accurate as of any date other than their respective dates, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, any authorized free writing prospectus, and the additional information described under “Where You Can Find More Information” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus, before investing in our common stock.
Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus related to this offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement, the accompanying prospectus and any such free writing prospectus applicable to that jurisdiction.
This document has been prepared on the basis that any offer of shares in any relevant European Economic Area member state will be made pursuant to an exemption under European prospectus law from the requirement to publish a prospectus for offers of shares and does not constitute an offer to or solicitation of anyone to purchase shares in any jurisdiction in which such offer or solicitation is not authorized, nor to any person to whom it is unlawful to make such an offer or solicitation.
This prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectuses we have authorized for use in connection with this offering, include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by
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reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectuses we have authorized for use in connection with this offering, are the property of their respective owners.
We obtained the industry and market data included or incorporated by reference in this prospectus supplement from our own research as well as from industry and general publications, surveys and studies conducted by third parties. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” in this prospectus supplement and elsewhere in the accompanying prospectus and documents incorporated by reference into this prospectus supplement and the accompanying prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.
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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus or incorporated by reference. This summary does not contain all of the information that may be important to you and your investment decision. This prospectus supplement and the accompanying prospectus include information about the shares of common stock that we are offering as well as information regarding our business. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety. You should carefully consider the information set forth under “Risk Factors” beginning on page S-3 of this prospectus supplement and under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended June 28, 2025 and in our Quarterly Reports on Form 10-Q for the quarters ended September 27, 2025, December 27, 2025 and March 28, 2026 before making your investment decision.
Unless the context otherwise indicates, references in this prospectus supplement to “VIAVI,” the “Company,” “we,” “our,” and “us” refer, collectively, to Viavi Solutions Inc. and its consolidated subsidiaries.
VIAVI SOLUTIONS INC.
Overview
VIAVI is a global leader in test and measurement and optical technologies. Our test, monitoring, assurance, and resilient position, navigation and timing solutions enable and secure critical infrastructure ranging from data center ecosystems and communication networks to military, aerospace, railway and first responder communications. In addition, we develop and advance technologies used in high-volume optical applications across anti-counterfeiting, consumer electronics, aerospace, industrial and automotive end markets.
To serve our markets we operate the following business segments:
•	Network and Service Enablement (NSE); and
•	Optical Security and Performance Products (OSP).
Corporate Information
VIAVI is incorporated under the laws of the State of Delaware. Our corporate headquarters are located at 1445 South Spectrum Blvd., Suite 102, Chandler, AZ 85286 and our telephone number at that address is (408) 404-3600. Our website address is www.viavisolutions.com. Our website, and the information on, or accessible through, our website, is not a part of this prospectus supplement.

THE OFFERING
Common stock offered by us
Shares of our common stock with an aggregate public offering price of $500,000,000.
Underwriters’ option to purchase additional shares of common stock
The underwriters have the option to purchase additional shares of our common stock with an aggregate public offering price of up to $75,000,000, which they may exercise, in whole or in part, for a period of 30 days from the date of this prospectus supplement.
Common stock to be outstanding immediately after this offering
     shares of common stock (or      shares of common stock if the underwriters’ option to purchase additional shares is exercised in full).
Use of proceeds
We estimate that we will receive net proceeds from this offering of approximately $    million (or approximately $    million if the underwriters’ option to purchase additional shares is exercised in full) from the issuance of our common stock in this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We currently intend to use the net proceeds of this offering to repay the $450 million aggregate principal amount of our 7-year term loan facility entered into in October 2025 (as amended, the “Term Loan B”). Any excess net proceeds will be used for working capital or for other general corporate purposes. See “Use of Proceeds” on page S-6 of this prospectus supplement.
Risk factors
Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors that you should carefully consider before deciding to invest in our common stock.
Nasdaq Global Select Market symbol
“VIAV”
The number of shares of common stock to be outstanding after the offering is based on the number of shares outstanding as of April 25, 2026. As of that date, we had 233,907,870 shares of common stock outstanding, excluding:
•	10,322,494 shares of common stock underlying restricted stock awards and performance-based awards outstanding;
•	22,665,450 shares reserved for future issuance pursuant to the conversion of our outstanding convertible senior notes; and
•	18,583,476 shares of common stock available for future grant of equity awards under our equity incentive plans, including our employee stock purchase plan.
Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares of common stock from us.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus and the information set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended June 28, 2025 and in our Quarterly Reports on Form 10-Q for the quarters ended September 27, 2025, December 27, 2025 and March 28, 2026, before making an investment decision. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. As a result, the trading price of our common stock could decline and you could lose part or all of your investment.
Risks related to this offering
You may experience dilution if our convertible notes convert into shares of our common stock or if we issue additional equity securities in future fundraising transactions.
Holders of our 0.625% Senior Convertible Notes due 2031 (the “2031 Notes”) are entitled to convert the 2031 Notes into shares of our common stock or a combination of cash and shares of common stock under certain circumstances. In addition, to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. Further, we have a significant number of unvested restricted stock awards outstanding, the vesting of which may result in further dilution of your investment.
Our stock price may be volatile and may decline, which may result in a loss of some or all of your investment.
The trading price and volume of our common stock could fluctuate significantly in response to numerous factors, many of which are beyond our control. Technical factors in the public trading market for our common stock may produce purchase price movements that may not comport with macro or industry fundamentals or fundamentals of our business or company, including the amount and status of short interest in our common stock, access to margin debt, trading in options or other derivatives on our common stock and any related hedging. Our stock price could fluctuate due to reasons unrelated to our operating performance, and may decrease below the price per share that we are offering our common stock in this offering.
In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and adversely affect our business, financial condition, and results of operations.
We have not paid dividends in the past and do not expect to pay dividends in the future, and, as a result, any return on investment may be limited to the value of our stock.
We have never paid dividends and do not anticipate paying dividends in the foreseeable future. The payment of dividends will depend on our earnings, capital requirements, financial condition, prospects and other factors our board of directors may deem relevant. If we do not pay dividends, our stock may be less valuable because a return on your investment will only occur if our stock price appreciates and you sell our common stock thereafter.
If securities or industry analysts do not publish research or reports about our business, or if they issue adverse or misleading opinions regarding our stock, our stock price and trading volume could decline.
The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or our stock performance, or if our operating results fail to meet the expectations of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, and the documents we have filed with the SEC that are incorporated herein by reference and any free writing prospectus that we may authorize for use in connection with this offering, contain or may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can be identified by words such as: “anticipate,” “believe,” “could,” “estimate,” “expect,” “future,” “goal,” “intend,” “likely,” “may,” “plan,” “potential,” “project,” “seek,” “should,” “strategy,” “will,” “would” and similar references, or the negatives thereof, regarding beliefs, expectations, intentions or plans regarding the future. Examples of forward-looking statements include, among others, statements we make regarding:
•
Financial projections and expectations, including profitability of certain business units, synergies, benefits and other matters related to completed and contemplated acquisitions and strategic transactions, plans to reduce costs and improve efficiencies including through restructuring programs, the effects of seasonality on certain business units, the consolidation of the communication industry and continued reliance on key customers for a significant portion of our revenue, future sources of revenue, competition and pricing pressures, the future impact of certain accounting pronouncements, and our estimation of the potential impact and materiality of litigation;

•	Sufficiency of our sources of funding for working capital, capital expenditures, contractual obligations, acquisitions, stock repurchases, debt repayments and other matters;
•
Our expectations regarding demand for our products and services, including industry trends and technological advancements that may drive such demand, the role we will play in those advancements and our ability to benefit from such advancements;

•	Our plans for growth and innovation opportunities;
•	Our plans for continued development, use and protection of our intellectual property;
•	Our strategies for achieving our current business objectives, including related risks and uncertainties;
•	Our plans or expectations relating to investments, execution of capital allocation and debt management strategies, acquisitions, partnerships and other strategic opportunities;
•	Our research and development plans and investments and the expected impact of such plans on our financial performance;
•	Our expectations related to our products, including costs associated with the development of new products, product yields, quality and other issues;
•	Our expectations regarding the impact of tariffs and our strategies for mitigating such impact;
•	Our expectations related to future tax liabilities resulting from future tax legislation;
•
Our expectations related to macro-economic conditions, including the impact of inflation, fiscal tightening at central banks, changes in foreign exchange rates, the risk of increased tensions and trade actions, including global tariffs, ongoing geopolitical tensions, including the conflicts between Russia and Ukraine and in the Middle East, and political instability and economic uncertainty in the Middle East, on our business, operations and financial results; and

•	Our expectations regarding use of proceeds from this offering.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, those risks and uncertainties discussed under the heading “Risk Factors” contained in this prospectus supplement and the accompanying prospectus, and in our Annual Report on Form 10-K for the year ended June 28, 2025 and in our Quarterly Reports on Form 10-Q for the quarters ended September 27, 2025, December 27, 2025 and March 28, 2026, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety. For information about where you can find these reports, see “Where You Can Find More Information” and “Incorporation by Reference.”
Any forward-looking statements made by us in this prospectus supplement, the accompanying prospectus or any free writing prospectus, including the documents incorporated or deemed to be incorporated by reference into this prospectus supplement, are based only on information that was currently available to us as of the date on which they were made and speak only as of the date on which they were made. We undertake no obligation to revise or update information contained in any of these forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

USE OF PROCEEDS
We estimate that we will receive net proceeds of approximately $     million (or approximately $     million if the underwriters’ option to purchase additional shares is exercised in full) from the issuance of our common stock in this offering after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We currently intend to use the net proceeds of this offering to repay the $450 million aggregate principal amount of the Term Loan B. Any excess net proceeds will be used for working capital or for other general corporate purposes. Borrowings under the Term Loan B bear interest at a per annum rate equal to, at our election, (i) Term Secured Overnight Financing Rate plus a margin of 2.50% (or 2.25% if our first lien leverage ratio is less than or equal to 0.90 to 1.00) or (ii) a specified base rate plus a margin of 1.50% (or 1.25% if our first lien leverage ratio is less than or equal to 0.90 to 1.00). The Term Loan B matures on October 16, 2032 and partially amortizes in quarterly principal payments of 1.00% per annum.
Our expected use of the net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon completion of this offering, or the amounts that we will actually spend on the uses set forth above. Pending other uses, we may invest the net proceeds in investment-grade, interest-bearing securities, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable return.

CAPITALIZATION
The following table sets forth our consolidated cash and cash equivalents and our capitalization, in each case as of March 28, 2026, (i) on an actual basis, and (ii) as adjusted to give effect to (x) this offering and (y) the application of the net proceeds from this offering to repay the $450 million aggregate principal amount of the Term Loan B as described under the heading “Use of Proceeds” in this prospectus supplement. For purposes of this presentation, the net proceeds from this offering are reflected as cash and cash equivalents in the As Adjusted column of this table. You should read this table in conjunction with “Use of Proceeds” appearing elsewhere in this prospectus supplement as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited condensed consolidated financial statements and the accompanying notes, which are incorporated by reference into this prospectus supplement from our Quarterly Report on Form 10-Q for the quarter ended March 28, 2026.

	As of March 28, 2026
($ in millions)	Actual	As Adjusted(1)
Cash and Cash Equivalents	$499	$534
Indebtedness(2):
Term Loan B	450	0
3.75% Senior Notes	400	400
0.625% Senior Convertible Notes	250	250
Total Indebtedness	1,100	650
Total Stockholders’ Equity	847	1,332
Total capitalization	$1,947	$1,982

(1)
Assumes that the gross proceeds from the offering will be used to repay the $450 million aggregate principal amount of Term Loan B, and pay accrued interest, related premiums, fees and expenses in connection therewith.

(2)
Indebtedness amounts are presented at aggregate principal amount outstanding and do not reflect unamortized debt issuance costs. As of March 28, 2026, unamortized debt issuance costs associated with our outstanding Term Loan B, 3.75% Senior Notes and 0.625% Senior Convertible Notes was $10.6 million, $3.1 million and $5.5 million, respectively. In accordance with Financial Accounting Standards Board Accounting Standards Codification 835-30, such amounts are presented as a direct deduction from the carrying amount of the related debt on our consolidated balance sheet.

UNDERWRITING
Stifel, Nicolaus & Company, Incorporated and Needham & Company, LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement, each of the underwriters named below has severally agreed to purchase from us the aggregate number of shares of common stock shown opposite their respective names below:

Name	Number of Shares
Stifel, Nicolaus & Company, Incorporated
Needham & Company, LLC
UBS Securities LLC
Total

The underwriting agreement provides that the obligations of the several underwriters are subject to various conditions, including approval of legal matters by counsel. The nature of the underwriters’ obligations commits them to purchase and pay for all of the shares of common stock listed above if any are purchased. The underwriters have reserved the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Option to Purchase Additional Shares of Common Stock
We have granted the underwriters a 30-day option to purchase additional shares of our common stock with an aggregate public offering price of up to $75,000,000 at the public offering price, less the underwriting discount and commissions, as set forth on the cover page of this prospectus supplement. If the underwriters exercise their option in whole or in part, each of the underwriters will be separately committed, subject to the conditions described in the underwriting agreement, to purchase the additional shares of our common stock in proportion to their respective commitments set forth in the table above.
Commissions and Discounts
The underwriters will offer the shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement, and at this price less a concession not in excess of $    per share of common stock to other dealers. After this offering, the offering price, concessions and other selling terms may be changed by the underwriters. Our shares of common stock will be offered subject to receipt and acceptance by the underwriters and to the other conditions, including the right to reject orders in whole or in part.
The following table summarizes the compensation to be paid to the underwriters and the proceeds, before expenses, payable to us:

Total
	Per Share	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before estimated expenses, to us	$	$	$

We estimate that our total expenses in connection with this offering, excluding underwriting discounts and commissions, will be approximately $    million.
Indemnification of Underwriters
We have agreed to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the underwriting agreement. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities. We have also agreed to indemnify the underwriters for losses if the shares (other than those purchased pursuant to the underwriters’ option to purchase additional shares) are not delivered to the underwriters’ accounts on the initial settlement date.

No Sales of Similar Securities
We, our directors and our executive officers have entered into lock-up agreements with the representatives prior to the commencement of this offering pursuant to which we and each of these persons, for a period of 60 days after the date of this prospectus supplement, may not, subject to certain exceptions, offer, sell, assign, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase or otherwise encumber, dispose of or transfer, grant any rights with respect to, directly or indirectly, any shares of common stock or securities convertible into or exchangeable for shares of common stock, enter into a transaction which would have the same effect or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, whether such aforementioned transaction is to be settled by delivery of the common stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap hedge or other arrangement, subject to specified exceptions. These restrictions shall also apply to any common stock received upon exercise of options granted to or warrants owned by each of the persons or entities described in the immediately preceding sentence. Among other exceptions, these restrictions will not apply to us with respect to issuances of common stock or securities exercisable for, convertible into or exchangeable for common stock in connection with any acquisition, collaboration, merger, licensing or other joint venture or strategic transaction involving our company, subject to certain limitations.
Stifel, Nicolaus & Company, Incorporated, in its sole discretion, may release our common stock or other securities subject to the lock-up agreements described above in whole or in part at any time.
Listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “VIAV.”
Short Sales, Stabilizing Transactions and Penalty Bids
In order to facilitate this offering, persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the shares during and after this offering. Specifically, the underwriters may engage in the following activities in accordance with the rules of the SEC.
Short Sales
Short sales involve the sales by the underwriters of a greater number of shares of common stock than they are required to purchase in the offering. Covered short sales are short sales made in an amount not greater than the underwriters’ option to purchase additional shares of common stock. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of our common stock available for purchase in the open market as compared to the price at which they may purchase the shares through their option.
Naked short sales are any short sales in excess of such option to purchase additional shares of common stock. The underwriters must close out any naked short position by purchasing shares of our common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.
Stabilizing Transactions
The underwriters may make bids for or purchases of shares of our common stock for the purpose of pegging, fixing or maintaining the price of our common stock, so long as stabilizing bids do not exceed a specified maximum.
Penalty Bids
If the underwriters purchase shares of our common stock in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering. Stabilization and syndicate covering transactions may cause the price of our common stock to be higher than it would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages resales of the shares.

The transactions above may occur on the Nasdaq Global Select Market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. If such transactions are commenced, they may be discontinued without notice at any time.
Discretionary Sales
The underwriters have informed us that they do not expect to confirm sales of the shares of common stock offered by this prospectus supplement to accounts over which they exercise discretionary authority without obtaining the specific approval of the account holder.
Electronic Distribution
A prospectus supplement in electronic format may be made available on the Internet or through other online services maintained by one or more of the underwriters participating in this offering, or by their affiliates. Other than the prospectus supplement in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.
Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and other financing and banking services to us, for which they have in the past received, and may in the future receive, customary fees and reimbursement for their expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments, including bank loans, for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments.
Other Relationships
Laura Black, a member of our board of directors, is a Managing Director of Needham & Company, which is acting as one of the representatives of the underwriters. Ms. Black did not participate in this offering on behalf of VIAVI or Needham & Company.
Selling restrictions
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to prospective investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to prospective investors in the European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(b)	fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or
(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to prospective investors in the United Kingdom
No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:
(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FSMA”),
provided that no such offer of the shares shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Notice to prospective investors in Switzerland
This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any shares of our common stock. No shares of our common stock have been offered or will be offered to the public in Switzerland, except that offers of shares of our common stock may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):
(a)	to any person which is a professional client as defined under the FinSA;
(b)	to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of the underwriters for any such offer; or
(c)	in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance, provided that no such offer of shares of our common stock shall require us or any investment bank to publish a prospectus pursuant to Article 35 FinSA.
The shares of our common stock have not been and will not be listed or admitted to trading on a trading venue in Switzerland.
Neither this prospectus supplement nor any other offering or marketing material relating to the shares of our common stock constitutes a prospectus as such term is understood pursuant to the FinSA and neither this prospectus supplement nor any other offering or marketing material relating to the shares of our common stock may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to prospective investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (“DFSA”) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
Notice to prospective investors in the United Arab Emirates
The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority or the DFSA.
Notice to prospective investors in Australia
This prospectus supplement:
•	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);
•
has not been, and will not be, lodged with the Australian Securities and Investments Commission (the “ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (the “Exempt Investors”).

The shares of our common stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares of our common stock may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares of our common stock may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares of our common stock, you represent and warrant to us that you are an Exempt Investor.
As any offer of shares of our common stock under this prospectus supplement will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares of our common stock you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares of our common stock to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Notice to prospective investors in Japan
The shares of our common stock have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares of our common stock nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to prospective investors in Hong Kong
The shares of our common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”), of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”), or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares of our common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to prospective investors in Singapore
Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares of our common stock or caused the shares of our common stock to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares of our common stock or cause the shares of our common stock to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of our common stock, whether directly or indirectly, to any person in Singapore other than:
(a)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares of our common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of our common stock pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(ii)	where no consideration is or will be given for the transfer;
(iii)	where the transfer is by operation of law;
(iv)	as specified in Section 276(7) of the SFA; or
(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Notice to prospective investors in Bermuda
Shares of our common stock may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Notice to prospective investors in Saudi Arabia
This prospectus supplement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”), pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended. The CMA does not make any representation as to the accuracy or completeness of this prospectus supplement and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial adviser.
Notice to prospective investors in the British Virgin Islands
The shares are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of our company. The shares of our common stock may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands) (“BVI Companies”), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.
Notice to prospective investors in China
This prospectus supplement will not be circulated or distributed in the People’s Republic of China (“PRC”) and the shares of our common stock will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan) except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.
Notice to prospective investors in Korea
The shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the shares have been and will be offered in Korea as a private placement under the FSCMA. None of the shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (“FETL”). The shares have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the shares of our common stock shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares. By the purchase of the shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea.
Notice to prospective investors in Malaysia
No prospectus or other offering material or document in connection with the offer and sale of the shares has been or will be registered with the Securities Commission of Malaysia (the “Malaysian Commission”), for the Malaysian Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Malaysian Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the shares, as principal, if the offer is on terms that the shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Malaysian Commission; provided that, in each of the preceding categories (i) to (xi), the distribution of the shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Malaysian Commission under the Capital Markets and Services Act 2007.
Notice to prospective investors in Taiwan
The shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares in Taiwan.
Notice to prospective investors in South Africa
Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted) (the “South African Companies Act”)) is being made in connection with the issue of the shares in South Africa. Accordingly, this prospectus supplement does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The shares are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:

Section 96 (1) (a)	the offer, transfer, sale, renunciation or delivery is to:

(i)	persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;
(ii)	the South African Public Investment Corporation;
(iii)	persons or entities regulated by the Reserve Bank of South Africa;
(iv)	authorised financial service providers under South African law;
(v)	financial institutions recognised as such under South African law;
(vi)
a wholly-owned subsidiary of any person or entity contemplated in (ii), (iv) or (v), acting as agent in the capacity of an authorized portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or

(vii)	any combination of the persons in (i) to (vi); or

Section 96 (1) (b)

the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.

Information made available in this prospectus supplement should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.

LEGAL MATTERS
The validity of the securities offered by this prospectus supplement will be passed upon for us by Gibson, Dunn & Crutcher LLP. Certain legal matters will be passed upon for the underwriters in connection with this offering by Paul Hastings LLP, Palo Alto, California.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended June 28, 2025 have been so incorporated in reliance on the report (which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of Inertial Labs, Inc. because it was acquired by the Company in a purchase business combination during 2025) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. Copies of certain information filed by us with the SEC are also available on our website at http://www.investor.viavisolutions.com. Our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference in this prospectus supplement.
This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE
The SEC and applicable law permit us to “incorporate by reference” into this prospectus supplement information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus supplement.
The SEC allows us to incorporate by reference into this prospectus supplement certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below and all documents filed after the date of this prospectus supplement with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering covered by this prospectus supplement (provided, however, that we are not incorporating, in each case, any documents or information deemed to have been “furnished” and not filed in accordance with SEC rules):
•	Our Annual Report on Form 10-K for the fiscal year ended June 28, 2025;
•	Our Quarterly Reports on Form 10-Q for the quarters ended September 27, 2025, December 27, 2025 and March 28, 2026;
•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended June 28, 2025 from our definitive proxy statement on Schedule 14A, filed with the SEC on October 3, 2025;

•
Our Current Reports on Form 8-K filed on July 30, 2025 (as amended on August 18, 2025), August 14, 2025, August 19, 2025, August 25, 2025, October 16, 2025, November 18, 2025, December 16, 2025, January 28, 2026 (Item 2.05 only) and May 18, 2026; and

•
The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on November 15, 1993, as updated by the description of our capital stock included in Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended June 27, 2020 filed with the SEC on August 24, 2020, together with any subsequent amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded to the extent that a statement contained herein, therein or in any other subsequently filed document that also is incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.
We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that has been incorporated by reference in this prospectus supplement and the accompanying prospectus.
Requests for such information should be directed to:
Viavi Solutions Inc.
1445 South Spectrum Blvd.
Suite 102
Chandler, AZ 85286
Attn: Investor Relations
(408) 404-3600

PROSPECTUS

VIAVI SOLUTIONS INC.
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Purchase Contracts
Rights
Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus. The preferred stock, depositary shares, debt securities, warrants, purchase contracts, rights and units may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities of ours. We will provide the specific terms of these securities in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also add to, supplement, update, clarify or amend information, including information about us, contained in this prospectus. This prospectus may also be used to offer and sell our securities for the account of persons other than us (“selling security holders”).
We or any selling security holders may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If we or any selling security holders use any agents, underwriters or dealers to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we and any selling security holders expect to receive from the sale of such securities will also be set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of any securities by any selling security holders.
Our common stock is traded on The Nasdaq Global Select Market under the symbol “VIAV”. The closing price of our common stock on August 8, 2025 was $10.93 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange, if applicable.
INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS AND UNCERTAINTIES. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERRED TO UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS, AS WELL AS THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENTS, BEFORE MAKING A DECISION TO INVEST IN OUR SECURITIES.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 11, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this automatic shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings, and selling security holders may from time to time sell securities described in this prospectus in one or more offerings.
This prospectus only provides you with a general description of the securities we or any selling security holder may offer. Each time we or any selling security holder sell securities pursuant to this prospectus, we will provide one or more prospectus supplements that will contain the specific terms of such securities and specific information about the terms of the offering. The prospectus supplements may also add to, supplement, update, clarify or amend information, including information about us, contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplements, you should rely on the information in the applicable prospectus supplements. Therefore, before making your investment decision, you should carefully read this prospectus, including any applicable prospectus supplements and any applicable free writing prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.
We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus prepared by or on behalf of us. We have not authorized anyone to provide you any information other than that contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. You should not assume that the information contained in or incorporated by reference in, this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than their respective dates, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.
The automatic shelf registration statement of which this prospectus is a part, including the exhibits to the automatic shelf registration statement, provides additional information about us and the securities. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add to, supplement, update, clarify or amend the information contained in this prospectus by means of a post-effective amendment to the automatic shelf registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. The automatic shelf registration statement, including the exhibits to the automatic shelf registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information that may be important to you and your investment decision. Therefore, before making your investment decision, you should carefully read this prospectus, including any applicable prospectus supplements and any applicable free writing prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”
Unless the context otherwise indicates, references in this prospectus to “VIAVI,” the “Company,” “we,” “our,” and “us” refer, collectively, to Viavi Solutions Inc. and its consolidated subsidiaries.
VIAVI SOLUTIONS INC.
Overview
VIAVI is a global provider of network test, monitoring, and assurance solutions for telecommunications, cloud, enterprises, first responders, military, aerospace and critical infrastructure. VIAVI is also a leader in optical processing technologies for anti-counterfeiting, 3D sensing, aerospace, automotive and industrial applications.
To serve our markets, we operate in the following business segments:
•	Network and Service Enablement (NSE); and
•	Optical Security and Performance Products (OSP).
Corporate Information
VIAVI is incorporated under the laws of the State of Delaware. Our corporate headquarters are located at 1445 South Spectrum Blvd., Suite 102, Chandler, AZ, 85286 and our telephone number at that address is (408) 404-3600. Our website address is www.viavisolutions.com. Our website, and the information on, or accessible through, our website, is not a part of this prospectus.
The Securities We May Offer
We may offer common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts, rights and units in one or more offerings and in any combination. The preferred stock, depositary shares, debt securities, warrants, purchase contracts, rights and units may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities of ours. We will provide the specific terms of these securities in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also add to, supplement, update, clarify or amend information, including information about us, contained in this prospectus.
Use of Proceeds
Unless otherwise set forth in in one or more supplements to this prospectus, we anticipate the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement or free writing prospectus, and from the exercise price from the exercise of any convertible securities, if any, will be used for general corporate purposes; however, we do not currently have any specific uses of the net proceeds planned. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of any securities by any selling security holders.

RISK FACTORS
Investing in our securities involves significant risks and uncertainties. Before making an investment decision you should carefully consider the risk factors included or incorporated by reference in any prospectus supplement hereto, the risk factors incorporated by reference in this prospectus from our most recent Annual Report on Form 10-K and any subsequent updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as the risks, uncertainties and additional information set forth in the other reports and documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation by Reference.”
We could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us or a particular offering in the future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any prospectus supplement or free writing prospectus, including the documents incorporated or deemed to be incorporated by reference into this prospectus, contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can be identified by words such as: “anticipate,” “believe,” “could,” “estimate,” “expect,” “future,” “goal,” “intend,” “likely,” “may,” “plan,” “potential,” “project,” “seek,” “should,” “strategy,” “will,” “would” and similar references, or the negatives thereof, regarding beliefs, expectations, intentions or plans regarding the future. Examples of forward-looking statements include, among others, statements we make regarding:
•
Financial projections and expectations, including profitability of certain business units, synergies, benefits and other matters related to the acquisition of the high-speed ethernet, network security and channel emulation testing business lines of Spirent Communications plc, plans to reduce costs and improve efficiencies including through restructuring programs, the effects of seasonality on certain business units, the consolidation of the communication industry and continued reliance on key customers for a significant portion of our revenue, future sources of revenue, competition and pricing pressures, the future impact of certain accounting pronouncements, and our estimation of the potential impact and materiality of litigation;

•	Sufficiency of our sources of funding for working capital, capital expenditures, contractual obligations, acquisitions, stock repurchases, debt repayments and other matters;
•
Our expectations regarding demand for our products and services, including industry trends and technological advancements that may drive such demand, the role we will play in those advancements and our ability to benefit from such advancements;

•	Our plans for growth and innovation opportunities;
•	Our plans for continued development, use and protection of our intellectual property;
•	Our strategies for achieving our current business objectives, including related risks and uncertainties;
•	Our plans or expectations relating to investments, execution of capital allocation and debt management strategies, acquisitions, partnerships and other strategic opportunities;
•	Our research and development plans and investments and the expected impact of such plans on our financial performance;
•	Our expectations related to our products, including costs associated with the development of new products, product yields, quality and other issues;
•	Our expectations regarding the impact of tariffs and our strategies for mitigating such impact;
•	Our expectations related to future tax liabilities resulting from future tax legislation; and
•
Our expectations related to macro-economic conditions, including the impact of inflation, fiscal tightening at central banks, changes in foreign exchange rates, the risk of increased tensions and trade actions, including global tariffs, ongoing geopolitical tensions including the conflict between Russia and Ukraine and the instability in the Middle East, on our business, operations and financial results.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, those risks and uncertainties discussed in the “Risk Factors” section on page 3 of this prospectus.

Any forward-looking statement made by us in this prospectus and any prospectus supplement or free writing prospectus, including the documents incorporated or deemed to be incorporated by reference into this prospectus, are based only on information that was currently available to us as of the date on which they were made and speak only as of the date on which they were made. We undertake no obligation to revise or update information contained in any of these forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.
Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. For information about where you can find these reports, see “Where You Can Find More Information” and “Incorporation by Reference.”

USE OF PROCEEDS
Unless otherwise set forth in in one or more supplements to this prospectus, we anticipate the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement or free writing prospectus, and from the exercise price from the exercise of any convertible securities, if any, will be used for general corporate purposes; however, we do not currently have any specific uses of the net proceeds planned. General corporate purposes may include, but are not limited to, stock repurchases, repayment or refinancing of indebtedness, additions to working capital, capital expenditures, investments in our subsidiaries, and acquisitions of complementary businesses, technologies, or other assets.
Pending other uses, we may invest the proceeds to us in investment-grade, interest-bearing securities, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable return.
Our management will have broad discretion in the application of the net proceeds we receive from the sale of the securities offered by this prospectus, and from the exercise price from the exercise of any convertible securities, if any, and investors will be relying on the judgment of our management regarding the application of the net proceeds.
Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of any securities by any selling security holders.

SELLING SECURITY HOLDERS
In addition to covering the offering of the securities described in this prospectus by us, this prospectus covers the offering of securities by selling security holders. Information about selling security holders, if any, will be set forth in a prospectus supplement, in a free writing prospectus, in a post-effective amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC which are incorporated herein by reference.

PLAN OF DISTRIBUTION
We or selling security holders may sell the securities offered by this prospectus through agents, underwriters, brokers or dealers, or directly to one or more purchasers, through a specific bidding or auction process or otherwise, or through a combination of any such methods of sale. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities by any of these methods or other methods described in the applicable prospectus supplement.
If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holders, indicate the nature of any relationship such holders have had to us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the security holder’s account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.
We or any selling security holder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we or any selling security holder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price, or prices, which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may also engage in “at the market” offerings, as defined in Rule 415 under the Securities Act, including sales made directly on the Nasdaq Global Select Market or sales made to or through a market maker other than on an exchange. Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the name of the agent or any underwriters, the public offering or purchase price and the proceeds we will receive from the sale of the securities, any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters, all other items constituting underwriting compensation, any discounts and commissions to be allowed or re-allowed or paid to brokers or dealers and any exchanges on which the securities will be listed.
If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, any selling security holder may enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a broker or dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we and, if applicable, any selling security holder will sell such securities to the broker or dealer, as principal. The broker or dealer may then resell such securities to the public at varying prices to be determined by such broker or dealer at the time of resale.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with brokers or dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Remarketing firms, agents, underwriters, brokers and dealers, and their associates and affiliates may be entitled under agreements which they may enter into with us to indemnification by us and by any selling security holder against certain civil liabilities, including liabilities under the Securities Act.
Certain remarketing firms, agents, underwriters, brokers and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates or any selling security holder in the ordinary course of business.

All securities we offer other than common stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Any underwriter, agent, broker or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

DESCRIPTION OF CAPITAL STOCK
General
The following is a summary of the terms of our capital stock and certain provisions of our fourth restated certificate of incorporation (the “certificate of incorporation”) and amended and restated bylaws (the “bylaws”) as they are currently in effect. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, copies of which have been filed with the SEC.
Our authorized capital stock consists of 1,001,000,000 shares, with a par value of $0.001 per share, of which:
•	1,000,000,000 shares are designated as common stock; and
•	1,000,000 shares are designated as preferred stock.
Common Stock
All issued and outstanding shares of our common stock have been duly authorized, validly issued, fully paid and non-assessable. All authorized but unissued shares of our common stock are available for issuance by our board of directors without any further stockholder action, except as required by the listing standards of the Nasdaq Global Select Market.
The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Holders of common stock do not have cumulative voting rights in the election of directors. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor as well as any distributions to the stockholders. In the event of a liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of our common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock.
Preferred Stock
Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue from time to time up to 1,000,000 shares of preferred stock in one or more series. Our board of directors may designate the rights, preferences, privileges, and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series. The issuance of preferred stock could have the effect of restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock, or delaying, deterring, or preventing a change in control. Such issuance could have the effect of decreasing the market price of the common stock.
Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Our certificate of incorporation and bylaws contain provisions that could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. These provisions and certain provisions of Delaware law, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.
Undesignated preferred stock. As discussed above under “Preferred Stock,” our board of directors has the ability to designate and issue preferred stock with voting or other rights or preferences that could deter hostile takeovers or delay changes in our control or management.
No cumulative voting. Our certificate of incorporation does not provide for cumulative voting.
Limits on ability of stockholders to act by written consent or call a special meeting. Our certificate of incorporation provides that our stockholders may not act by written consent. This limit on the ability of stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, the holders of a majority of our capital stock would not be able to amend the bylaws or remove directors without holding a meeting of stockholders called in accordance with the bylaws.
In addition, our certificate of incorporation provides that, subject to the rights of the holders of any stock having a preference over the common stock as to dividends or liquidation, special meetings of the stockholders can be called only by our board of directors, our chairman of the board of directors or our chief executive officer. Stockholders are not permitted to call a special meeting or to require the board of directors to call a special meeting of stockholders, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.
Requirements for advance notification of stockholder nominations and proposals. Our bylaws contain advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors. These advance notice procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of our company.
Choice of forum. Our bylaws provide that the Court of Chancery of the State of Delaware is the exclusive forum for: any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our certificate of incorporation or our bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine.
Delaware anti-takeover statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:
•	prior to the date of the transaction, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
The provisions of Delaware law and the provisions of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is also possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.
Listing
Our common stock is traded on The Nasdaq Global Select Market under the symbol “VIAV”.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Investor Services, 680 S 4th Street, Louisville, KY 40202, telephone number 800-962-4284, outside the US 781-575-3120.

DESCRIPTION OF OTHER SECURITIES
We may issue and any selling security holders may offer, from time to time, in one or more offerings, any combination of the following securities:
•	shares of common stock;
•	shares of preferred stock;
•	depositary shares;
•	debt securities;
•	warrants;
•	purchase contracts;
•	rights; and
•	units.
With the exception of our common stock, any such securities may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities of ours.
We or the selling security holders will set forth in the applicable prospectus supplement and/or free writing prospectus a description of the securities that may be offered by this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us or the selling stockholders will be contained in the prospectus supplement, and other offering material, relating to such offer.

FORM OF SECURITIES
Each share of preferred stock, depositary share, debt security, warrant, purchase contract, right and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the preferred stock, depositary share, debt securities, warrants, purchase contracts, rights or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker-dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the registered preferred stock, depositary shares, debt securities, warrants, purchase contracts, rights and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable certificate of designation, indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable certificate of designation, indenture, warrant agreement, purchase contract agreement, rights agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable certificate of designation, indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to preferred stock, depositary shares, warrants, purchase contracts, rights or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of VIAVI, any trustee, any warrant agent, unit agent, transfer agent or any other agent of VIAVI or such trustee, warrant agent, unit agent, transfer agent or other agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest, dividends or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
Beneficial owners of securities generally will not receive certificates representing their ownership interests in the securities. However, if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary. In addition, we may at any time determine that the securities of any series shall no longer be represented by a global security and will issue securities in definitive form in exchange for such global security pursuant to the procedure described above.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, matters relating to the validity of the securities offered by this prospectus will be passed upon by Cleary Gottlieb Steen & Hamilton LLP, San Francisco, California.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended June 28, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. Copies of certain information filed by us with the SEC are also available on our website at http://www.viavisolutions.com/investors. Our website is not a part of this prospectus or any prospectus supplement and is not incorporated by reference in this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
INCORPORATION BY REFERENCE
The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus.
The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below and all documents filed after the date of this prospectus with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering covered by this prospectus (provided, however, that we are not incorporating, in each case, any documents or information deemed to have been “furnished” and not filed in accordance with SEC rules):
•	Our Annual Report on Form 10-K for the fiscal year ended June 28, 2025;
•	Our Current Report on Form 8-K filed on July 30, 2025; and
•
The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on November 15, 1993, as updated by the description of our capital stock included in Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended June 27, 2020 filed with the SEC on August 24, 2020, together with any subsequent amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated by reference in this prospectus or any prospectus supplement shall be deemed to be modified or superseded to the extent that a statement contained herein, therein or in any other subsequently filed document that also is incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus.
Requests for such information should be directed to:
Viavi Solutions Inc.
1445 South Spectrum Blvd.
Suite 102
Chandler, AZ, 85286
Attn: Investor Relations
(408) 404-3600

$500,000,000

VIAVI SOLUTIONS INC.
Common Stock
PRELIMINARY PROSPECTUS SUPPLEMENT

Stifel	Needham & Company

UBS Investment Bank
May   , 2026